UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017 (February 28, 2017)

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	001-34126	20-5961396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of principal executive offices, including zip code)

(813) 849-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2017, HCI Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with JMP Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives (the “Representatives”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), in connection with the issuance and sale of $125 million aggregate principal amount of the Company’s 4.25% convertible senior notes due 2037 (the “Notes”) in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted the Initial Purchasers an option to purchase up to an additional $18.75 million aggregate principal amount of the Notes on the same terms and conditions.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Initial Purchasers not to offer or sell any shares of common stock or securities exchangeable for or convertible into common stock, subject to certain exceptions set forth in the Purchase Agreement, until April 29, 2017, without the prior written consent of the Representatives.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Initial Purchasers and their affiliates have provided in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services to the Company and its affiliates in the ordinary course of their business, for which the Initial Purchasers have received and may continue to receive customary fees and commissions.

Item 8.01.	Other Events.

On February 28, 2017, the Company issued a press release announcing its intent, subject to market and other conditions, to offer the Notes in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 28, 2017, the Company issued a press release announcing the pricing of its offering of $125 million aggregate principal amount of Notes in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act. The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of the Company’s common stock issuable upon conversion of the Notes) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

10.1	Purchase Agreement, dated February 28, 2017, by and between HCI Group, Inc. and JMP Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several initial purchasers named therein.

99.1	Press Release of HCI Group, Inc., dated February 28, 2017.

99.2	Press Release of HCI Group, Inc., dated February 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2017

HCI GROUP, INC.

By:	/s/ Richard R. Allen
Name: Richard R. Allen
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement, dated February 28, 2017, by and between HCI Group, Inc. and JMP Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several initial purchasers named therein.

99.1	Press Release of HCI Group, Inc., dated February 28, 2017.

99.2	Press Release of HCI Group, Inc., dated February 28, 2017.

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